NEWS RELEASE Contact: Donald P. Hileman President and CEO (419) 782-5104 dhileman@first-fed.com

For Immediate Release	Exhibit 99.1

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES SHARE REPURCHASE PROGRAM

DEFIANCE, OHIO (January 29, 2016) – First Defiance Financial Corp. (NASDQ: FDEF) announced today that its Board of Directors decided it is in the best interest of the Company and its shareholders to institute a new share repurchase program of up to 5%, or approximately 450,000 shares, of the common stock outstanding. Repurchases will be made periodically depending on market conditions and other factors. The repurchased shares will be held as treasury stock and will be available for general corporate purposes, including employee stock option plans. The exact number of shares to be repurchased by the company is not guaranteed.

Donald P. Hileman, President and Chief Executive Officer, said, “We believe that the repurchase of our stock is an important option within our overall capital management strategy. We completed the share repurchases under our previous authorization earlier this month and view this new authorization as an opportunity to continue offering additional value to our shareholders.”

Purchases under the First Defiance Financial Corp. stock repurchase program may be made periodically, in the open market, through block trades and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Commission or otherwise, and also in privately negotiated transactions. Depending on market conditions and other factors, these purchases may be commenced or suspended at any time or periodically without prior notice. As of January 28th, 2016, First Defiance Financial Corp. had 9,009,674 shares outstanding.

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal operates 34 full-service branches and 41 ATM locations in northwest Ohio, southeast Michigan and northeast Indiana and a loan production office in Columbus, Ohio. First Insurance Group is a full-service insurance agency with six offices throughout northwest Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which First Defiance and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2014. One or more of these factors have affected or could in the future affect First Defiance's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by First Defiance or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of First Defiance. We assume no obligation to update any forward-looking statements.

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